Exhibit 10.11

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is entered into as of this 26th day of June, 2008, effective as of April 1, 2008, by and between TWIN CITIES POWER, L.L.C., a Minnesota Limited Liability Company, with its principal place of business at 17725 Juniper Path, Lakeville, Minnesota 55044 (the “COMPANY”) and JOHN O. HANSON, an individual with his principal address at 1903 Grandview Avenue, Red Wing, Minnesota 55066 (the ‘LENDER”). The COMPANY and LENDER are hereinafter jointly referred to as PARTIES (“PARTIES”).

RECITALS:

A.                                   The COMPANY is engaged in the business of trading electrical power through Twin City Power Generation Division (“TCPG Minnesota”), its Twin City Power Generation New Jersey Division (“TCPG New Jersey”). TCPG Minnesota and TCPG New Jersey are sometimes collectively referred to as the “TCPG Divisions.”

B.                                     LENDER desires to make a loan to the COMPANY in the amount of Two Million and no/100 Dollars ($2,000,000.00) (the “Loan”) which will be deposited in and used solely as collateral in one or more credit accounts in the TCPG Divisions.

NOW, THEREFORE, in consideration of the above Recitals and the Capital Investment by LENDER in the COMPANY, and for the mutual promises, representations, warranties, covenants and agreements hereinafter stated and upon the terms and subject to the conditions hereinafter set forth, PARTIES agree as follows:

1.                                       Loan. LENDER. shall make the Loan to be deposited in and used solely as collateral in one or more credit accounts (the “Credit Accounts”) in the TCPG Divisions in the sum of Two Million and no/100 Dollars ($2,000,000.00). The Loan shall accrue interest at the rule of twenty (20%) per cent per annum with accrued interest due on the first day of each calendar month. Interest paid on the Loan shall constitute a deduction from the amount otherwise due to LENDER pursuant to the provisions of Paragraph 9 of this Agreement.

2.                                       Purpose of Loan. The COMPANY shall use the Loan from LENDER solely in the Credit Accounts in its TCPG Divisions and shall not use the Capital Investment for expenses or liabilities of the COMPANY or for any other purpose.

3.                                       Covenants of the COMPANY. In order to induce LENDER to make the Capital Investment in the COMPANY, the COMPANY hereby covenants and agrees that:

A.                                   Within thirty (30) days after each calendar quarter, the COMPANY shall furnish to LENDER its compiled income statement and balance sheet (the “Financial Statements”) which shall be certified by an authorized officer of the COMPANY and which Financial Statements shall be prepared in accordance with generally accepted accounting principles (“GAAP”). The Financial Statements shall include separate income statements for the TCPG Divisions; and

B.                                     Within one hundred twenty (120) days after each calendar year end, the COMPANY shall cause to be furnished to LENDER year-end Financial Statements certified as accurate by an authorized officer of the COMPANY and prepared in accordance with GAAP, together with copies of the COMPANY’s tax returns. The Financial Statement shall include separate income statements for the TCPG Divisions.

C.                                     There shall be no occurrence of an Event of Default as defined in Paragraph 6 of this Agreement.

D.                                    The COMPANY shall remain a limited liability company duly organized, validly existing and in good standing under the laws of the State of Minnesota and shall:

i.                                          Have full and adequate power to carry on business as now conducted and as contemplated in the TCPG Divisions;

ii.                                       Be duly licensed or qualified in all jurisdictions where the nature of its activities require such license or qualifications; and

iii.                                    Have full right and authority to enter into and perform this Agreement and all other documents required herein,

E.                                      This Agreement does not, and shall not, nor will the performance of it by the COMPANY contravene any provision of law or any other agreement by which it may be a party;

F.                                      There is no litigation or government proceedings pending, nor to the knowledge of the President or Treasurer of the COMPANY, threatened against it;

G.                                     All tax returns from the COMPANY required to be filed have been filed on a timely basis and all amounts required to paid as shown by said returns have been paid in full; and

H.                                    The Financial Statements for the period ended December 31, 2007, and provided to LENDER, have been prepared in accordance with GAAP and accurately reflect the assets and liabilities of the COMPANY as of December 31, 2007 and the income and expenses for the COMPANY for the year ending December 31, 2007.

4.                                       Access to Records. The COMPANY shall permit LENDER and its representatives access to and the right to make copies of all books, records, accounts and properties of the COMPANY at all reasonable times and upon reasonable notice to permit LENDER and its representatives to share said records and discuss the financial matters contained in said records with an independent accountant, attorney or other advisor who may be acting as an agent or representative of LENDER. Notwithstanding the foregoing, LENDER shall not have access to information or documents that reflect trading strategies used by the COMPANY.

5.                                       Credit Accounts. One or more Credit Accounts shall be established as collateral in connection with the trading contemplated ha the TCPG Divisions. Each Credit Account shall be established in accordance with the following provisions:

A.                                   As soon as the proceeds of the Loan are received by the COMPANY, the COMPANY shall, as soon as reasonably practical, transfer the proceeds into one or more Credit Accounts.

B.                                     Each Credit Account shall require the signature of LENDER in order for funds to be withdrawn from the Credit Account.

C.                                     No funds shall be withdrawn from the Credit Accounts without the written approval of LENDER; provided, however, the PARTIES recognize that one or more regulatory agencies or other entitles to which the Credit Accounts are pledged as collateral may withdraw funds from the Credit Accounts in accordance with agreements between such agencies or entities and the COMPANY (“Authorized Withdrawals”).

D.                                    A portion of all interest or other earnings associated with the Credit Accounts based upon the Loan (other than trading gains) equal to a fraction in which the numerator is $2,000,000.00 and the denominator is the total amount in the Credit Accounts shall be allocated and paid to LENDER not less often than quarterly.

If, at any time, funds are withdrawn from a Credit Account for any reason, the COMPANY shall, within ninety (90) days after such withdrawal, pay into such Credit Account an amount equal to the ÿ6thdrawal, less reading profits that have been deposited into such Credit Account after such withdrawal.

6.                                       Events of Default. The COMPANY shall be in default within thirty (30) days of receiving written notice under this Agreement if any of the following (an “Event of Default”) shall occur:

A.                                   The COMPANY fails to timely observe or perform any covenant, condition or agreements contained in this Agreement or any present or future supplements or amendments thereto; or

B.                                     Any statement, representation or warranty made by the COMPANY to the LENDER at any time shall be incorrect or misleading in any material respect when made; or

C.                                     The COMPANY shall become insolvent, make an assignment for the benefit of creditors, apply for or consent to the application or the appointment of any receiver, trustee or similar officer or initiate or have initiated against it any act, process or proceeding under any insolvency, bankruptcy, dissolution, liquidation or similar law; or

D.                                    There is a material adverse change in the condition, financial or otherwise, of the COMPANY’s business; or

E.                                      Any creditor of the COMPANY attempts to garnish, attach or in any other way interfere with any Credit Account; or

F.                                      Any officer, board member or owner of the COMPANY engages in any unlawful or criminal activity; or

G.                                     Any officer, board member or owner of the COMPANY engages in any dishonest, fraudulent or other intentional wrongdoing related to the COMPANY or its business;

H.                                    The Credit Accounts fall below Three Million and no/100 Dollars ($3,000,000.00) anytime after the date that is sixty (60) days after the date of this Agreement, except to the extent of Authorized Withdrawals.

7.                                       Payment of Loan. The COMPANY shall pay the Loan in accordance with the following terms and provisions:

A.                                   Any time either party gives notice to the other party so long as such notice is given at 1east ninety (90) days prior to the date the Loan is to be paid; or

B.                                     Immediately upon written notice from LENDER to the COMPANY upon the occurrence of an Event of Default.

In addition to the payment of the Loan in accordance with the preceding provisions, LENDER will be entitled to all interest and compensation otherwise required under Paragraphs 1 and 9 to the extent such interest and compensation is earned and/or accrued up to the date the Loan is paid.

8.                                       Rights and Remedies. Upon the commencement of any proceeding under any bankruptcy law by or against the COMPANY, the Agreement shall automatically terminate and the Loan shall automatically become immediately due and payable in full all without declaration, presentment, demand, protest or any other notice of any and all of which are expressly waived by the COMPANY. In addition to all other rights provided under this Agreement, LENDER shall have all other rights and remedies provided by applicable law upon the occurrence of any Event of Default.

9.                                       LENDER Compensation. LENDER shall be paid ten (10%) percent of the net profit of the TCPG Divisions (the “Net Profit”) which shall be determined in accordance with GAAP by a certified public accountant retained by the COMPANY and shall further be subject to the following:

A.                                   No overhead of the COMPANY shall be allocated to the TCPG Divisions in connection with the computation of Net Profit;

B.                                     No compensation of any officer, board member or member of the COMPANY shall be deducted in computing Net Profit;

C.                                     Net Profit shall be calculated for each calendar quarter and shall be calculated not later than thirty (30) days after the end of each calendar quarter;

D.                                    Ten (10%) per cent of the Net Profit for each calendar quarter shall be paid to LENDER within thirty (30) days after the end of each calendar quarter; and

E.                                      Notwithstanding the foregoing, the amount otherwise due and payable pursuant to this Paragraph 9, shall be reduced by the interest accrued pursuant to Paragraph 1 during the calendar quarter for which Net Profit is calculated.

10.                                 Miscellaneous.

A.                                   Successors and Assigns. This Agreement is binding on and inures to the benefit of the COMPANY’s successors and assigns, (all of which are included in the term the “COMPANY” as it is used in this Agreement); provided, however, that the COMPANY may not assign this Agreement.

B.                                     Modification. This Agreement may be modified or amended only by a written statement signed by both the COMPANY and the LENDER.

C.                                     Governing Law. The laws of the State of Minnesota will govern the validity, construction and performance of this Agreement. Any legal proceeding related to this Agreement will be brought in an appropriate Minnesota court, and both the COMPANY and the LENDER hereby consent to the exclusive jurisdiction of that court for this purpose.

D.                                    Construction. Wherever possible, each provision of this Agreement will be interpreted so that it is valid under the applicable law. If any provision of this Agreement is to any extent invalid under the applicable law, that provision will still be effective to the extent it remains valid. The remainder of this Agreement also will continue to be valid, and the entire Agreement will continue to be valid in other jurisdictions.

E.                                      Waiver. No failure or delay by either the COMPANY or the LENDER in exercising any right or remedy under this Agreement will waive any provision of the Agreement. A single or partial exercise by either the COMPANY or the LENDER of any right or remedy under this Agreement preclude either of them from otherwise or further exercising these rights or remedies, or any other rights or remedies granted by any law or any related document.

F.                                      Captions. The headings in this Agreement are for convenience only and do not affect this Agreement’s interpretation.

G.                                     Entire Agreement. This Agreement supersedes all previous and contemporaneous oral negotiations, commitments, writings and understandings between the PARTIES concerning the matters in this Agreement, including, without limitation, any policy or personnel manuals of the COMPANY.

H.                                    Notices. All notices and other communications required or permitted under this Agreement will be in writing and will be hand delivered or sent by registered or certified first class mail, postage prepaid, and will be effective upon delivery if hand delivered, or three (3) days after mailing if mailed to the address stated at the beginning of this Agreement. These addresses may be changed at any time by like notice.

I.                                         Counterparts. This Agreement maybe executed in one or more counterparts each of which shall be an original but all of which shall constitute one and the same instrument.

11.                                 Noncompete. Neither the COMPANY, John Beatty, Tim Krieger, Michael Tufte nor Tom Beatty shall individually of collectively undertake any business activity, directly or indirectly, outside of the COMPANY that is similar to the business of the TCPG Divisions so long as the Loan has not been repaid to LENDER; provided, however that in the event the Loan is repaid to LENDER as a result of an Event of Default, this restrictive provision shall apply for a period of one year after the Loan has been returned to LENDER.

12.                                 Personal Guarantee. Tim Krieger, John Beatty, Michael Tufte and Tom Beatty hereby absolutely and unconditionally guarantee all obligations of the COMPANY to LENDER pursuant to this Agreement. The death or incompetence of Tim Krieger, John Beatty, Michael Tufte and Tom Beatty shall not revoke this guarantee. Tim Krieger, John Beatty, Michael Tufte and Tom Beatty waive presentment, demand for payment, and notice of dishonor or nonpayment. LENDER shall not be required to first resort for payment of obligations of the COMPANY to the COMPANY or other persons or their properties, or first to enforce, realize upon or exhaust any collateral or security for any of the obligations, before enforcing this Guarantee. This Guarantee cannot be revoked by Tim Krieger, John Beatty, Michael Tufte or Tom Beatty prior to the time the Loan and all interest and other compensation due under this Agreement by the COMPANY to LENDER has been paid in full.

The COMPANY and the LENDER have duly executed this Agreement as of the date first written above.

COMPANY:	LENDER:
TWIN CITIES POWER, L.L.C.

/s/ Timothy Krieger
By: Tim Krieger	/s/ John O. Hanson
Its: Chief Manager/President	JOHN O. HANSON